THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                             SUBJECT TO COMPLETION

                      PRELIMINARY PROSPECTUS MAY 19, 2006

                               [BB&T FUNDS LOGO]

                             PRELIMINARY PROSPECTUS

                     STERLING CAPITAL SMALL CAP VALUE FUND

                                STERLING SHARES

                                   QUESTIONS?

                              Call 1-866-450-3722
                       or your investment representative.

The Securities and Exchange Commission has not approved the shares described in this prospectus or determined whether this prospectus is accurate or complete. Anyone who tells you otherwise is committing a crime.

         BB&T FUNDS                                   TABLE OF CONTENTS

                                                      RISK/RETURN SUMMARY AND FUND EXPENSES

                                            [ICON]
Carefully review this important                           3  Overview
section, which summarizes the                             5  Sterling Capital Small Cap Value Fund
Fund's investments, risks, past
performance, and fees.

                                                      ADDITIONAL INVESTMENT STRATEGIES AND RISKS

                                            [ICON]
Review this section for                                   9  Additional Investment Strategies and Risks
information on investment
strategies and their risks.

                                                      FUND MANAGEMENT

                                            [ICON]
Review this section for details on                       16  The Investment Adviser
the people and organizations who                         16  Portfolio Manager
oversee the Fund.                                        16  The Administrator and Distributor

                                                      SHAREHOLDER INFORMATION

                                            [ICON]
Review this section for details on                       17  Choosing a Share Class
how shares are valued, how to                            18  Pricing of Fund Shares
purchase, sell and exchange                              19  Purchasing and Adding to Your Shares
shares, related charges and                              23  Selling Your Shares
payments of dividends and                                24  General Policies on Selling Shares
distributions.                                           25  Market Timing
                                                         27  Dividends, Distributions and Taxes
                                                         28  Additional Information about the Fund

                                                      OTHER INFORMATION ABOUT THE FUND

                                            [ICON]
                                                         31  Financial Highlights

 [ICON]

 RISK/RETURN SUMMARY AND FUND EXPENSES                  OVERVIEW


    THE FUNDS                             BB&T Funds is a mutual fund family that offers different
                                          classes of shares in separate investment portfolios
                                          ("Funds"). The Funds have individual investment goals and
                                          strategies. This prospectus gives you important information about the Sterling Shares of the Sterling Capital Small Cap
                                          Value Fund that you should know before investing. Please
                                          read this prospectus and keep it for future reference.



                                          The Sterling Capital Small Cap Value Fund is a mutual fund.
                                          A mutual fund pools shareholders' money and, using
                                          professional investment managers, invests it in securities like stocks and bonds. Before you look the Fund, you should know a few general basics about investing in mutual funds.



                                          The value of your investment in a Fund is based on the
                                          market prices of the securities the Fund holds. These prices change daily due to economic and other events that affect
                                          securities markets generally, as well as those that affect particular companies or government units. These price
                                          movements, sometimes called volatility, will vary depending on the types of securities a Fund owns and the markets where these securities trade.



                                          LIKE OTHER INVESTMENTS, YOU COULD LOSE MONEY ON YOUR
                                          INVESTMENT IN A FUND. YOUR INVESTMENT IN A FUND IS NOT A
                                          DEPOSIT OR AN OBLIGATION OF BRANCH BANKING AND TRUST
                                          COMPANY, BB&T CORPORATION, THEIR AFFILIATES, OR ANY BANK. IT
                                          IS NOT INSURED BY THE FDIC OR ANY GOVERNMENT AGENCY.



                                          Each BB&T Fund has its own investment goal and strategies
                                          for reaching that goal. However, it cannot be guaranteed
                                          that a Fund will achieve its goal. Before investing, make
                                          sure that the Fund's goal matches your own.



                                          The portfolio manager invests the Fund's assets in a way
                                          that the manager believes will help the Fund achieve its
                                          goal. The manager's judgments about the stock markets,
                                          economy and companies, or selecting investments may cause
                                          the Fund to underperform other funds with similar
                                          objectives.




   RISK/RETURN SUMMARY AND FUND EXPENSES                         OVERVIEW


                          STERLING CAPITAL SMALL CAP VALUE FUND

                                          The Fund seeks to provide maximum long-term total return
                                          consistent with reasonable risk to principal, by investing primarily in equity securities.

    WHO MAY WANT TO INVEST                Consider investing in this Fund if you are:
                                            - seeking a long-term goal such as retirement
                                            - looking to add a value component to your portfolio
                                            - willing to accept the risks of investing in the stock
                                              markets
                                          This Fund may not be appropriate if you are:
                                            - pursuing a short-term goal or investing emergency
                                              reserves
                                            - uncomfortable with an investment that will fluctuate in
                                              value

RISK/RETURN SUMMARY AND FUND EXPENSES             STERLING CAPITAL SMALL CAP
                                                  VALUE FUND



                          RISK/RETURN SUMMARY

    INVESTMENT OBJECTIVE                  The Fund seeks maximum long-term total return consistent
                                          with reasonable risk to principal, by investing primarily in equity securities.




    PRINCIPAL INVESTMENT STRATEGIES       To pursue this goal, the Fund invests primarily in U.S.
                                          traded equity securities of companies whose market
                                          capitalization, at the time of purchase, is less than $2
                                          billion.



                                          The Adviser's investment process focuses on attempting to
                                          identify securities that are priced below the estimated
                                          value of their underlying business. The Adviser examines
                                          factors it believes are relevant to the worth of an ongoing business using traditional fundamental securities analysis.
                                          Such factors may include balance sheet quality, sustainable earnings power, industry stability, capital intensity,
                                          reinvestment opportunities, and management talent.



                                          The Adviser's sell discipline is as important as its buy
                                          discipline. The Adviser reviews stocks that underperform
                                          their sector and may choose to sell those stocks which fail to demonstrate fundamental progress. The Adviser generally will not sell a security merely due to market appreciation outside the target capitalization range if it believes the company has growth potential.



                                          The Fund may also invest in certain other equity securities in addition to those described above. For a more complete
                                          description of the various securities in which the Fund may invest, please see "Additional Investment Strategies and
                                          Risk" or consult the SAI.




    PRINCIPAL INVESTMENT RISKS            Your investment in the Fund may be subject to the following principal risks:



                                          MARKET RISK: The possibility that the Fund's stock holdings will decline in price because of a broad stock market
                                          decline. Markets generally move in cycles, with periods of rising prices followed by periods of falling prices. The
                                          value of your investment will tend to increase or decrease in response to these movements.



                                          SMALL COMPANY RISK: Investing in smaller, lesser-known
                                          companies involves greater risk than investing in those that are more established. A small company's financial well-being may, for example, depend heavily on just a few products or services. In addition, investors may have limited
                                          flexibility to buy or sell small company stocks, which tend to trade less frequently than those of larger firms.



                                          INVESTMENT STYLE RISK: The possibility that the market
                                          segments on which this Fund focuses -- small company stocks and value stocks -- will underperform other kinds of
                                          investments or market averages.



                                          The Fund may trade securities actively, which could increase its transaction costs (thereby lowering its performance) and may increase the amount of taxes that you pay. If the Fund invests in securities with additional risks, its share price volatility accordingly could be greater and its performance lower.

RISK/RETURN SUMMARY AND FUND EXPENSES             STERLING CAPITAL SMALL CAP
                                                  VALUE FUND




This section would normally include a bar chart and a table showing how the Sterling Capital Small Cap Value Fund has performed and how its performance has varied from year to year. Because the Fund has not commenced operations prior to the date of this Prospectus, the bar chart and table are not shown.

RISK/RETURN SUMMARY AND FUND EXPENSES             STERLING CAPITAL SMALL CAP
                                                  VALUE FUND



                                               FEES AND EXPENSES

                                                     SHAREHOLDER TRANSACTION EXPENSES         STERLING
                                                     (FEES PAID BY YOU DIRECTLY)               SHARES

                                                     Maximum Sales Charge (load) on
                                                     Purchases                                   None
                                                     -------------------------------------------------
                                                     Maximum Deferred Sales Charge (load)        None
                                                     -------------------------------------------------
                                                     Redemption Fee (on shares sold within 7
                                                     calendar days of purchase)(1)              2.00%



                                                     ANNUAL FUND OPERATING EXPENSES           STERLING
                                                     (FEES PAID FROM FUND ASSETS)              SHARES

                                                     Management Fee                             0.90%
                                                     -------------------------------------------------
                                                     Distribution and Service
                                                     (12b-1) Fee                                0.00%
                                                     -------------------------------------------------
                                                     Other Expenses                             0.24%
                                                     -------------------------------------------------
                                                     Total Fund Operating Expenses              1.14%
                                                     -------------------------------------------------
                                                       Fee Waivers or Expense
                                                       Reimbursement(2)                        -0.10%
                                                     -------------------------------------------------
                                                     Net Fund Operating Expenses(2)             1.04%
                                                     -------------------------------------------------

                                   (1) A wire transfer fee of $7.00 may be
                                       deducted from the amount of your
                                       redemption, regardless of the date of
                                       purchase, if you request a wire transfer.
                                       This fee is currently being waived.
                                   (2) The Fund's Adviser has contractually
                                       agreed to limit the management fees paid
                                       by the Fund to 0.80% for the period from
                                       August   , 2006 through August 31, 2007.
   As an investor in the Sterling
   Capital Small Cap Value Fund,
   you will pay the following
   fees and expenses when you buy
   and hold shares. Shareholder
   transaction fees are paid from
   your account. Annual Fund
   operating expenses are paid
   out of Fund assets, and are
   reflected in the share price.

RISK/RETURN SUMMARY AND FUND EXPENSES             STERLING CAPITAL SMALL CAP
                                                  VALUE FUND



                                               EXPENSE EXAMPLE

                                                     STERLING CAPITAL SMALL CAP          1       3
                                                     VALUE FUND                         YEAR   YEARS
                                                     STERLING SHARES                    $106   $352
                                                     -----------------------------------------------

   Use the table on the previous
   page to compare fees and
   expenses with those of other
   funds. It illustrates the
   amount of fees and expenses
   you would pay, assuming the
   following:

    - $10,000 investment
    - 5% annual return
    - redemption at the end of
      each period
    - no changes in the Fund's
      operating expenses

   Because this example is
   hypothetical and for
   comparison only, your actual
   costs will be different.

 [ICON]

 ADDITIONAL INVESTMENT STRATEGIES AND RISKS



   STERLING CAPITAL SMALL CAP VALUE FUND
   Under normal circumstances, the Fund will invest at least 80% of its net assets plus borrowings in the securities of small capitalization companies. This policy will not be changed without 60 days' advance notice to shareholders. Currently, small capitalization companies are those companies whose market capitalization, at the time of purchase, is less than $2 billion.

   FOREIGN SECURITIES: The Fund may invest in foreign securities through the purchase of ADRs or the purchase of foreign securities on the New York Stock Exchange. However, the Fund will not do so if immediately after a purchase and as a result of the purchase the total value of foreign securities owned by the Fund would exceed 25% of the value of its total assets.

   TEMPORARY DEFENSIVE POSITIONS: If deemed appropriate under the circumstances, the Fund may increase its holdings in short-term obligations to up to 100% of its total assets. Under normal market conditions, the Fund will limit its investment in short-term obligations to 20% of its total assets. Such short-term obligations may include money market instruments and repurchase agreements.

   FUNDAMENTAL POLICIES: Any of the policies identified above as fundamental may only be changed with respect to the Fund by a vote of a majority of the outstanding shares of the Fund.

   INVESTMENT PRACTICES: The Fund may invest in a variety of securities and employ a number of investment techniques. The following table includes a list of permissible securities and investment techniques that the Fund may use; however, the selection of such securities and techniques is left to the investment discretion of the Advisor. Each security and technique involves certain risks. Following the table is a discussion of the risks associated with these securities and techniques. You may also consult the Statement of Additional Information for additional details regarding these permissible investments.

 [ICON]
          ADDITIONAL INVESTMENT STRATEGIES AND RISKS

                                                                                        Delayed
                                                                                       Delivery/
                                                              Common   Convertible       When-                      Illiquid
                         BB&T Funds                           Stock    Securities       Issueds      Derivatives   securities
Sterling Capital Small Cap Value Fund                           X           X              X              X            X


                                                              Investment      Money         Mortgage-        Mortgage
                                                               Company       Market          Backed           Dollar
                         BB&T Funds                           Securities   Instruments     Securities         Rolls
Sterling Capital Small Cap Value Fund                             X             X               X               X

 [ICON]
          ADDITIONAL INVESTMENT STRATEGIES AND RISKS

           Non-                                                                        Small
           U.S.                                                                         and         U.S.         U.S.
          Traded                               Reverse                    Short-       Micro     Government     Traded
         Foreign     Preferred   Restricted   Repurchase   Securities      Term         Cap        Agency      Foreign
        Securities    Stocks     Securities   Agreements    Lending      Trading     Equities    Securities   Securities
            X            X           X            X            X            X            X           X            X

                      Variable
                         and                     Zero-
          U.S.        Floating                  Coupon
        Treasury        Rate                     Debt
       Obligations   Instruments   Warrants   Obligations
            X             X           X            X

 [ICON]

 ADDITIONAL INVESTMENT STRATEGIES AND RISKS



   COMMON STOCK: Shares of ownership of a company.



   CONVERTIBLE SECURITIES: Bonds or preferred stock that convert to common stock.

   DELAYED DELIVERY TRANSACTIONS/FORWARD COMMITMENTS/WHEN-ISSUEDS: A purchase of, or contract to purchase, securities at a fixed price for delivery at a future date. Under normal market conditions, a Fund's obligations under these commitments will not exceed 25% of its total assets.

   DERIVATIVES: Instruments whose value is derived from an underlying contract, index or security, or any combination thereof, including futures, options, (e.g., put and calls), options on futures, swaps, swaptions, some mortgage-backed securities and custody receipts.

     CALL AND PUT OPTIONS: A call option gives the buyer the right to buy, and obligates the seller of the option to sell, a security at a specified price. A put option gives the buyer the right to sell, and obligates the seller of the option to buy a security at a specified price.

     CUSTODY RECEIPTS: Derivative products which, in the aggregate, evidence direct ownership in a pool of securities, such as Lehman Brothers TRAINs and Morgan Stanley TRACERs.

     FUTURES AND RELATED OPTIONS: A contract providing for the future sale and purchase of a specified amount of a specified security, class of securities, or an index at a specified time in the future and at a specified price.

     STOCK-INDEX OPTIONS: A security that combines features of options with securities trading using composite stock indices.

   FOREIGN SECURITIES -- NON-U.S. TRADED: Stocks, bonds, and other obligations issued by foreign companies, foreign governments, and supranational entities that trade on non-U.S. exchanges.

   FOREIGN SECURITIES -- U.S. TRADED: Stocks, bonds, and other obligations issued by foreign companies, foreign governments, and supranational entities that trade on U.S. exchanges.

     AMERICAN DEPOSITARY RECEIPTS ("ADRS"): ADRs are foreign shares of a company held by a U.S. bank that issues a receipt evidencing ownership.

   ILLIQUID SECURITIES: Securities that cannot be disposed of within seven days in the ordinary course of business at approximately the amount at which the Fund has valued the security.

   INVESTMENT COMPANY SECURITIES: Shares of investment companies. Investment companies may include money market funds of BB&T Funds and shares of other registered investment companies for which the Adviser to the Fund or any of its affiliates serves as investment advisor, administrator or distributor.

     BEAR FUNDS: A fund intended to increase/decrease in value inversely to the stock or equity index to which it relates.

     EXCHANGE-TRADED FUNDS ("ETFS"): ETFs entitle a holder to receive proportionate quarterly cash distributions corresponding to the dividends that accrue to the index stocks in the underlying portfolios, less trust expenses. Examples of ETFs include Standard & Poor's Depositary Receipts ("SPDRs"). A SPDR is an ownership interest in a long-term unit investment trust that holds a portfolio of common stocks designed to track the price performance and dividend yield of an index, such as the S&P 500 Index(R). iShares(R) are also ETFs and are index funds that trade like shares. Each share represents a portfolio of stocks designed to track closely one specific index.

   MONEY MARKET INSTRUMENTS: Investment-grade, U.S.-dollar denominated debt securities that have remaining maturities of one year or less. These securities may include U.S. Government obligations, commercial paper and other short-term corporate obligations, repurchase agreements collateralized with U.S. Government securities, certificates of deposit, bankers' acceptances, and other financial institution obligations. Money market instruments may carry fixed or variable interest rates.

     BANKERS' ACCEPTANCES: Bills of exchange or time drafts drawn on and accepted by a commercial bank. Maturities are generally six months or less.

     CERTIFICATES OF DEPOSIT: Negotiable instruments with a stated maturity.

 [ICON]

 ADDITIONAL INVESTMENT STRATEGIES AND RISKS

     COMMERCIAL PAPER: Secured and unsecured short-term promissory notes issued by corporations and other entities. Maturities generally vary from a few days to nine months.

     REPURCHASE AGREEMENTS: The purchase of a security and the simultaneous commitment to return the security to the seller at an agreed upon price on an agreed upon date.

     TIME DEPOSITS: Non-negotiable receipts issued by a bank in exchange for the deposit of funds.

     MORTGAGE-BACKED SECURITIES: Debt obligations secured by real estate loans and pools of loans. These include collateralized mortgage obligations and real estate mortgage investment conduits.

     COLLATERALIZED MORTGAGE OBLIGATIONS: Mortgage-backed bonds that separate mortgage pools into different maturity classes.

   MORTGAGE DOLLAR ROLLS: Transactions in which the Fund sells securities and simultaneously contracts with the same counterparty to repurchase similar but not identical securities on a specified future date.

   PREFERRED STOCKS: Equity securities that generally pay dividends at a specified rate and have preference over common stock in the payment of dividends and liquidation. These securities generally do not carry voting rights.

   RESTRICTED SECURITIES: Securities not registered under the Securities Act of 1933, such as privately placed commercial paper and Rule 144A securities.

   REVERSE REPURCHASE AGREEMENTS: The sale of a security and the simultaneous commitment to buy the security back at an agreed upon price on an agreed upon date. This is treated as a borrowing by the Fund.

   SECURITIES LENDING: The lending of up to 33 1/3% of the Fund's total assets, plus the amount of the securities out on loan. In return, the Fund will receive cash, other securities, and/or letters of credit.

   SHORT-TERM TRADING: The sale of a security soon after its purchase. A portfolio engaging in such trading will have higher turnover and transaction expenses.

   SMALL AND MICRO CAP EQUITIES: Equity securities of companies with market capitalizations within or lower than those included in the Russell 2000(R) Index.

   U.S. GOVERNMENT AGENCY SECURITIES: Securities issued by agencies and instrumentalities of the U.S. Government. These include Fannie Mae and Freddie Mac.

   U.S. TREASURY OBLIGATIONS: Bills, notes, bonds, Ginnie Maes, separately traded registered interest and principal securities, and coupons under bank entry safekeeping.

   VARIABLE AND FLOATING RATE INSTRUMENTS: Obligations with interest rates which are reset daily, weekly, quarterly or according to some other period and that may be payable to a Fund on demand.

   WARRANTS: Securities, typically issued with preferred stock or bonds, which give the holder the right to buy a proportionate amount of common stock at a specified price.

   ZERO-COUPON DEBT OBLIGATIONS: Bonds and other debt obligations that pay no interest, but are issued at a discount from their value at maturity. When held to maturity, their entire return equals the difference between their issue price and their maturity value.



   INVESTMENT RISKS

   Below is a discussion of the types of risks inherent in the securities and investment techniques listed above as well as those risks discussed in "Principal Investment Risks." Because of these risks, the value of the securities held by the Fund may fluctuate, as will the value of your investment in the Fund. Certain investments are more susceptible to these risks than others. Equity securities are subject mainly to market risk. Fixed income securities are primarily influenced by market, credit and pre-payment risks, although certain securities may be subject to additional risks.

 [ICON]

 ADDITIONAL INVESTMENT STRATEGIES AND RISKS

   CREDIT RISK. The risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation. Credit risk is generally higher for non-investment grade securities. The price of a security can be adversely affected prior to actual default as its credit status deteriorates and the probability of default rises. The following investments/investment practices are subject to credit risk: bankers' acceptances, call and put options, certificates of deposit, commercial paper, convertible securities, derivatives, futures and related options, money market instruments, mortgage-backed securities, municipal securities, securities lending, stock-index options, time deposits, U.S. Government agency securities, variable and floating rate instruments, warrants, when-issued and delayed delivery transactions, and zero coupon debt obligations.

   FOREIGN INVESTMENT RISK. The risk associated with higher transaction costs, delayed settlements, currency controls and adverse economic developments. This also includes the risk that fluctuations in the exchange rates between the U.S. dollar and foreign currencies may negatively affect an investment. Adverse changes in exchange rates may erode or reverse any gains produced by foreign currency denominated investments and may widen any losses. Exchange rate volatility also may affect the ability of an issuer to repay U.S. dollar denominated debt, thereby increasing credit risk. Foreign securities also may be affected by incomplete or inaccurate financial information on companies, social upheavals or political actions ranging from tax code changes to governmental collapse. These risks are more significant in emerging markets. The following investments/investment practices are subject to foreign investment risk: American depository receipts (ADRs), and foreign securities.

   INTEREST RATE RISK. The risk that debt prices overall will decline over short or even long periods due to rising interest rates. A rise in interest rates typically causes a fall in values, while a fall in rates typically causes a rise in values. Interest rate risk should be modest for shorter-term securities, moderate for intermediate-term securities, and high for longer-term securities. Generally, an increase in the average maturity of a Fund will make it more sensitive to interest rate risk. The market prices of securities structured as zero coupon are generally affected to a greater extent by interest rate changes. These securities tend to be more volatile than securities that pay interest periodically. The following investments/investment practices are subject to interest rate risk: bankers' acceptances, certificates of deposit, collateralized mortgage obligations, commercial paper, derivatives, mortgage-backed securities, U.S. Government agency securities, U.S. Treasury obligations, and zero-coupon debt obligations.

   INVERSE MARKET RISK. The particular type of market risk (see summary below) associated with "bear funds" that are intended to perform when equity markets decline. These investments will lose value when the equity markets to which they are tied are increasing in value.

   LEVERAGE RISK. The risk associated with securities or practices that multiply small index or market movements into large changes in value. Leverage is often associated with investments in derivatives, but also may be embedded directly in the characteristics of other securities.

       HEDGED. When a derivative (a security whose value is based on another security or index) is used as a hedge against an opposite position that a Fund also holds, any loss generated by the derivative should be substantially offset by gains on the hedged investment, and vice versa. Hedges are sometimes subject to imperfect matching between the derivative and underlying security, and there can be no assurance that a Fund's hedging transactions will be effective.

       SPECULATIVE. To the extent that a derivative is not used as a hedge, a Fund is directly exposed to the risks of that derivative. Gains or losses from speculative positions in a derivative may be substantially greater than the derivative's original cost.

   The following investments/investment practices are subject to leverage risk: bear funds, call and put options, derivatives, forward commitments, futures and related options, repurchase agreements, reverse purchase agreements, securities lending, stock-index options, and when-issued and delayed delivery transactions.

   LIQUIDITY RISK. The risk that certain securities may be difficult or impossible to sell at the time and the price that would normally prevail in the market. The seller may have to lower the price, sell other securities instead or forego an investment opportunity, any of which could have a negative effect on investment management or performance. This includes the risk of missing out on an investment opportunity because the assets necessary to take advantage of it are tied up in less advantageous investments. The following investments/investment practices are subject to liquidity risk: bankers' acceptances, bear funds, call and put options, certificates of deposit, closed-end funds, commercial paper, derivatives, foreign securities, forward commitments, futures and related options, illiquid securities, restricted securities,

 [ICON]

 ADDITIONAL INVESTMENT STRATEGIES AND RISKS

   securities lending, small and micro cap equities, stock-index options, time deposits, variable and floating rate instruments, and when-issued and delayed delivery transactions.

   MANAGEMENT RISK. The risk that a strategy used by a Fund's portfolio manager may fail to produce the intended result. This includes the risk that changes in the value of a hedging instrument will not match those of the asset being hedged. Incomplete matching can result in unanticipated risks. The following investments/investment practices are subject to management risk: call and put options, derivatives, futures and related options, and stock-index options.

   MARKET RISK. The risk that the market value of a security may move up and down, sometimes rapidly and unpredictably. These fluctuations may cause a security to be worth less than the price originally paid for it, or less than it was worth at an earlier time. Market risk may affect a single issuer, industrial sector of the economy or the market as a whole. There is also the risk that the current interest rate may not accurately reflect existing market rates. For fixed income securities, market risk is largely, but not exclusively, influenced by changes in interest rates. A rise in interest rates typically causes a fall in values, while a fall in rates typically causes a rise in values. Finally, key information about a security or market may be inaccurate or unavailable. This is particularly relevant to investments in foreign securities. The following investments/investment practices are subject to market risk: ADRs, bankers' acceptances, call and put options, certificates of deposit, commercial paper, common stock, convertible securities, derivatives, exchange-traded funds (ETFs), foreign securities, futures and related options, illiquid securities, investment company securities, money market instruments, mortgage-backed securities, mortgage dollar rolls, preferred stocks, repurchase agreements, restricted securities, reverse purchase agreements, securities lending, short-term trading, small and micro cap equities, standby commitments, stock-index options, time deposits, variable and floating rate instruments, warrants, when-issued and delayed delivery transactions, and zero-coupon debt obligations.

   POLITICAL RISK. The risk of losses attributable to unfavorable governmental or political actions, seizure of foreign deposits, changes in tax or trade statutes, and governmental collapse and war. The following investments/investment practices are subject to political risk: ADRs, bonds, and foreign securities.

   PRE-PAYMENT/CALL RISK. The risk that the principal repayment of a security will occur at an unexpected time. Prepayment risk is the chance that the repayment of a mortgage will occur sooner than expected. Call risk is the possibility that, during times of declining interest rates, a bond issuer will "call" -- or repay -- higher yielding bonds before their stated maturity. Changes in pre-payment rates can result in greater price and yield volatility. Pre-payments and calls generally accelerate when interest rates decline. When mortgage and other obligations are pre-paid or called, a Fund may have to reinvest in securities with a lower yield. In this event, the Fund would experience a decline in income -- and the potential for taxable capital gains. Further, with early pre-payment, a Fund may fail to recover any premium paid, resulting in an unexpected capital loss. Pre-payment/call risk is generally low for securities with a short-term maturity, moderate for securities with an intermediate-term maturity, and high for securities with a long-term maturity. The following investments/investment practices are subject to pre-payment/call risk: collateralized mortgage obligations, mortgage-backed securities, and mortgage dollar rolls.

   REGULATORY RISK. The risk associated with federal and state laws that may restrict the remedies that a lender has when a borrower defaults on loans. These laws include restrictions on foreclosures, redemption rights after foreclosure, federal and state bankruptcy and debtor relief laws, restrictions on "due on sale" clauses, and state usury laws. The following investments/investment practices are subject to regulatory risk: mortgage-backed securities, and mortgage dollar rolls.

   SMALLER COMPANY RISK. The risk associated with investment in companies with smaller market capitalizations. These investments may be riskier than investments in larger, more established companies. Small companies may be more vulnerable to economic, market and industry changes. Because economic events have a greater impact on smaller companies, there may be greater and more frequent changes in their stock price. Small and Micro Cap Equities are subject to smaller company risk.

 [ICON]

 FUND MANAGEMENT



   THE INVESTMENT ADVISER
   Sterling Capital Management LLC (the "Adviser"), a North Carolina limited liability company located at Two Morrocroft Centre, 4064 Colony Road, Suite 300, Charlotte, North Carolina 28211, is the investment adviser to the Fund. Since April 1, 2005, the Adviser has operated as an independently managed subsidiary of BB&T Corporation, a financial holding company that is a North Carolina corporation, headquartered at Winston-Salem, North Carolina, which holds 70% ownership interest in the Adviser. The Adviser manages and supervises the investment of each fund's assets on a discretionary basis, subject to oversight by the Board. The Adviser has provided investment management services to corporations, pension and profit sharing plans, trusts, estates and other institutions and individuals since 1970. For its services, the BB&T Fund will pay the Adviser a fee of 0.90% of its average net assets.

   As of June 30, 2006, Sterling Capital Management LLC had approximately $ billion assets under management.

   A discussion regarding the basis for the Board of Trustees approving the Fund's investment advisory contract will be available in the Fund's annual report dated October 31, 2006.



   PORTFOLIO MANAGER

   Eduardo Brea, Managing Director and Equity Portfolio Manager, is responsible for the day-to-day investment decisions of the Fund. Mr. Brea joined Sterling in 1995 and has over 16 years of investment experience. Mr. Brea received a B.S. degree from the University of Florida and his M.B.A. from the University of South Florida.

   The SAI provides additional information about the portfolio manager's compensation, other accounts managed, and ownership of Fund shares.



   THE ADMINISTRATOR AND DISTRIBUTOR

   BB&T Asset Management, Inc. (the "Administrator"), 434 Fayetteville Street Mall, Raleigh, NC 27601, serves as the Fund's administrator. The administrative services of the Administrator include providing office space, equipment and clerical personnel to the Fund and supervising custodial, auditing, valuation, bookkeeping, legal and dividend disbursing services. BISYS Fund Services Ohio, Inc. (the "Sub-administrator"), 3435 Stelzer Road, Columbus, Ohio 43219, serves as the Fund's Sub-administrator.

   BB&T Funds Distributor, Inc. (the "Distributor") serves as the distributor of the Fund's shares. The Distributor may provide financial assistance in connection with pre-approved seminars, conferences and advertising to the extent permitted by applicable state or self-regulatory agencies, such as the National Association of Securities Dealers.

   The SAI has more detailed information about the Adviser and other service providers.

 [ICON]

 SHAREHOLDER INFORMATION



   CHOOSING A SHARE CLASS



   Only one class of Fund shares, Sterling Shares, is currently offered by the Fund. The following are some of the main characteristics of Sterling Shares:

   STERLING SHARES

   - No sales charges.

   - No distribution and service (12b-1) fees.

   SHAREHOLDER INFORMATION




   PRICING OF FUND SHARES
   ------------------------------
   HOW NAV IS CALCULATED

   The NAV is calculated by
   adding the total value of the
   Fund's investments and other
   assets, subtracting its
   liabilities and then dividing
   that figure by the number of
   outstanding shares of the
   Fund:

               NAV =
     Total Assets - Liabilities
   -------------------------------
          Number of Shares
            Outstanding

   Generally you can find the
   Fund's NAV daily in The Wall
   Street Journal and other
   newspapers. NAV is calculated
   separately for each class of
   shares.
   ------------------------------

                                       The per share net asset value ("NAV") for the Fund is determined and its shares are priced at the close of regular trading on the New York Stock Exchange, normally at 4:00 p.m. Eastern time on days the Exchange is open.



                                       Your order for purchase or sale of shares is priced at the next NAV calculated after your order is accepted by the Fund. This is what is known as the offering price. For further information regarding the methods used in valuing the Fund's investments, please see the SAI.




                                       The Fund's securities are generally
                                       valued at current market prices. If
                                       market quotations are not available,
                                       prices will be based on fair value as
                                       determined by BB&T Funds' Pricing
                                       Committee pursuant to procedures
                                       established by BB&T Funds' Board of
                                       Trustees. For further information
                                       regarding the methods used in valuing the Fund's investments, please see the SAI.

   SHAREHOLDER INFORMATION




PURCHASING AND ADDING TO YOUR SHARES

All investments must be made by check, bank draft or wire. All checks must be made payable in U.S. dollars and drawn on U.S. financial institutions. The funds do not accept purchases made by cash or certain cash equivalents (for instance, you may not pay by money order or traveler's check). The Fund does not accept purchases made by credit card checks. The Fund does not accept third party checks.

The Fund reserves the right to reject any specific purchase order for any reason. The Fund is not intended for excessive trading by shareholders in response to short-term market fluctuations. For more information about the Fund's policy on excessive trading, see "Shareholder Information- Market Timing".

The Fund does not generally accept investments by non-U.S. persons. Non-U.S. persons may be permitted to invest in the Fund subject to the satisfaction of enhanced due diligence. Please contact the Fund for more information.

  --------------------------------------------------------------------------------------------------------------
                                            TO OPEN AN ACCOUNT             TO BUY MORE SHARES
  --------------------------------------------------------------------------------------------------------------
  BY MAIL                          Send a check or bank draft and your     Send the Fund a check or bank draft
                                   account application to the Fund.        and, if possible, the 'Invest by
                                                                           Mail' stub that accompanies your
                                                                           statement. Be sure your check or bank
                                                                           draft clearly identifies your name,
                                                                           amount invested, account name,
                                                                           account number, Share class and the
                                                                           Fund in which you want to invest.
  --------------------------------------------------------------------------------------------------------------
  BY WIRE                          Fax the completed application, along    Call 1-866-450-3722 to obtain a trade
                                   with a request for a confirmation       confirmation number and wire transfer
                                   number to 1-866-450-3722. Follow the    instructions. After instructing your
                                   instructions to below after receiving   bank to wire the funds, call
                                   your confirmation number.               1-866-450-3722 to advise us of the
                                                                           amount being transferred and the name
                                                                           of your bank.
  --------------------------------------------------------------------------------------------------------------
  BY AUTOMATIC                     You may not open an account via ACH.    To set up a plan, mail a completed
  INVESTMENT PLAN                                                          application to the Fund at the
  (VIA ACH)                                                                address below. To cancel or change
                                                                           your plan, write to the Fund.
  --------------------------------------------------------------------------------------------------------------
  MINIMUM INVESTMENTS              $2,500 -- regular account               $25
                                   $500 -- IRAs
                                   $25 -- automatic investment plan
  --------------------------------------------------------------------------------------------------------------

                                   BB&T FUNDS
                                P.O. BOX 182533
                            COLUMBUS, OH 43218-2533
                           (TOLL FREE) 1-866-450-3722

   SHAREHOLDER INFORMATION


   PURCHASING AND ADDING TO YOUR SHARES
   CONTINUED



   INSTRUCTIONS FOR OPENING OR ADDING TO AN ACCOUNT

   BY REGULAR MAIL

   If purchasing through your financial adviser or brokerage account, simply tell your adviser or broker that you wish to purchase shares of the Funds and he or she will take care of the necessary documentation. For all other purchases, follow the instructions below.

   Initial Investment:

   1. Carefully read and complete the application. Establishing your account privileges now saves you the inconvenience of having to add them later.

   2. Make check or bank draft payable to "BB&T Funds."

   3. Mail to: BB&T Funds
     P.O. Box 182533, Columbus, OH 43218-2533

   Subsequent:

   1. Use the investment slip attached to your account statement. Or, if unavailable,

   2. Include the following information on a piece of paper:
      - BB&T Funds/Fund name
      - Share class
      - Amount invested
      - Account name
      - Account number
      Include your account number on your check.

   3. Mail to: BB&T Funds
      P.O. Box 182533, Columbus, OH 43218-2533

   BY OVERNIGHT SERVICE

   See instructions 1-2 above for subsequent investments.

   4. Send to: BB&T Funds
      c/o BISYS Fund Services
      Attn: T.A. Operations
      3435 Stelzer Road, Columbus, OH 43219.

   ELECTRONIC PURCHASES

   Your bank must participate in the Automated Clearing House (ACH) and must be a U.S. Bank. Your bank or broker may charge for this service.

   Establish electronic purchase option on your account application or call 1-866-450-3722. Your account can generally be set up for electronic purchases within 15 days.

   Call 1-866-450-3722 to arrange a transfer from your bank account.

                                             ELECTRONIC VS. WIRE TRANSFER

                                             Wire transfers allow financial
                                             institutions to send funds to each
                                             other, almost instantaneously.
                                             With an electronic purchase or
                                             sale, the transaction is made
                                             through the Automated Clearing
                                             House (ACH) and may take up to
                                             eight days to clear. There is
                                             generally no fee for ACH
                                             transactions.

   SHAREHOLDER INFORMATION


   PURCHASING AND ADDING TO YOUR SHARES
   CONTINUED

   BY WIRE TRANSFER

   Note: Your bank may charge a wire transfer fee.
   For initial investment:
   Fax the completed application, along with a request for a confirmation number to 1-866-450-3722. Follow the instructions below after receiving your confirmation number.

   For initial and subsequent investments:
   Call 1-866-450-3722 to obtain a trade confirmation number and wire transfer instructions.

   AFTER INSTRUCTING YOUR BANK TO WIRE THE FUNDS, CALL 1-866-450-3722 TO ADVISE US OF THE AMOUNT BEING TRANSFERRED AND THE NAME OF YOUR BANK.
   -----------------------------------------------------------------------------

   YOU CAN ADD TO YOUR ACCOUNT BY USING THE CONVENIENT OPTIONS DESCRIBED BELOW. THE FUND RESERVES THE RIGHT TO CHANGE OR ELIMINATE THESE PRIVILEGES AT ANY TIME WITH 60 DAYS NOTICE.

   -----------------------------------------------------------------------------
   AUTOMATIC INVESTMENT PLAN
   You can make automatic investments in the Funds from your bank account, through payroll deduction or from your federal employment, Social Security or other regular government checks. Automatic investments can be as little as $25, once you've invested the $25 minimum required to open the account.

   To invest regularly from your bank account:

     - Complete the Automatic Investment Plan portion on your Account Application or the supplemental sign-up form
     - Make sure you note:
       - Your bank name, address and account number
       - The amount you wish to invest automatically (minimum $25)
       - How often you want to invest (every month, 4 times a year, twice a year or once a year)
     - Attach a voided personal check.

   Call 1-866-450-3722 for an enrollment form or consult the SAI for additional information.

   The Funds' transfer agent is required by law to obtain certain personal information from you (or a person acting on your behalf) in order to verify your (or such person's) identity. If this information is not provided, the transfer agent may not be able to open your account. If the transfer agent is unable to verify your identity (or that of another person authorized to act on your behalf), or believes it has identified potentially criminal activity, the Funds, the Distributor and the transfer agent each reserve the right to close your account or to take such other action as they deem reasonable or required by law.

   -----------------------------------------------------------------------------
   BUYING OR SELLING SHARES THROUGH A FINANCIAL INTERMEDIARY
   You may buy or sell shares of the Fund through a financial intermediary (such as a financial planner or adviser). To buy or sell shares at the NAV of any given day your financial intermediary must receive your order before the close of trading on the NYSE that day. Your financial intermediary is responsible for transmitting all purchase and redemption requests, investment information, documentation and money to the funds on time. Your financial intermediary may charge additional transaction fees for its services.

   Certain financial intermediaries have agreements with the Fund that allow them to enter purchase or redemption orders on behalf of clients and customers. Under this arrangement, the financial intermediary must send your payment to the Fund by the time they price their shares on the following business day. If your financial intermediary fails to do so, it may be responsible for any resulting fees or losses.
   -----------------------------------------------------------------------------
   DISTRIBUTION AND SHAREHOLDER SERVICING ARRANGEMENTS -- REVENUE SHARING Brokers, dealers, banks, trust companies and other financial representatives may receive compensation from the Fund or its service providers for providing a variety of services. This section briefly describes how the financial representatives may get paid.

   For providing certain services to their clients, financial representatives may be paid a fee based on the assets of the Fund that are attributable to the financial representative. These services may include record keeping, transaction processing for shareholders' accounts and certain shareholder services not currently offered to shareholders that deal directly with the Fund. In addition, your financial representatives may charge you other account fees for buying or redeeming shares of the Fund or for servicing your account. Your financial representative should provide you with a schedule of its fees and services.

   SHAREHOLDER INFORMATION


   PURCHASING AND ADDING TO YOUR SHARES
   CONTINUED

   The Fund may pay all or part of the fees paid to financial representatives. Periodically, the Board reviews these arrangements to ensure that the fees paid are appropriate to the services performed. The Fund does not pay these service fees on shares purchased directly.

   In addition, the Adviser may, at its own expense, pay financial representatives for these services or distribution and marketing services performed with respect to the Fund, and in some cases, these payments may be significant. The amount of these payments will generally vary. Additional compensation may also be paid to financial representatives who offer the Fund as part of a special preferred list or other promotional program. Financial representatives that receive these types of payments may have a conflict of interest in recommending or selling Fund shares rather than other mutual funds, particularly where such payments exceed those associated with other funds.
   -----------------------------------------------------------------------------
   DIVIDENDS AND DISTRIBUTIONS
   All dividends and distributions will be automatically reinvested unless you request otherwise. There are no sales charges for reinvested distributions. Income dividends for the Fund are declared and paid quarterly. Capital gains are distributed at least annually.

   Distributions are made on a per share basis regardless of how long you've owned your shares. Therefore, if you invest shortly before the distribution date, some of your investment will be returned to you in the form of a distribution.
   -----------------------------------------------------------------------------
   AVOID TAX WITHHOLDING
   -----------------------------------------------------------------------------

   The Fund is required to withhold a percentage of taxable dividends, capital gains distributions and redemptions paid to shareholders who have not provided the Fund with their certified taxpayer identification number or have otherwise failed to comply with IRS rules. Shareholders are urged to read the additional information concerning withholding provided in the SAI and provide a correct Tax Identification Number (Social Security Number for most investors) on the account application.
   -----------------------------------------------------------------------------

   SHAREHOLDER INFORMATION




   SELLING YOUR SHARES
   You may sell your shares at
   any time. Your sales price
   will be the next NAV after
   your sell order is received
   by the Fund, its transfer
   agent, or your investment
   representative. Normally you
   will receive your proceeds
   within a week after your
   request is received. See
   section on "General Policies
   on Selling Shares below."

                                  WITHDRAWING MONEY FROM YOUR FUND INVESTMENT

                                  As a mutual fund shareholder, you are
                                  technically selling shares when you request a withdrawal in cash. This is also known as redeeming shares or a redemption of shares.




                                  INSTRUCTIONS FOR SELLING SHARES

                                  If selling your shares through a financial institution or your financial adviser or broker, ask them for their redemption procedures. Your adviser and/or broker may have transaction minimums and/or transaction times which will affect your redemption. For all other sales transactions, follow the instructions below.

   BY TELEPHONE (UNLESS YOU HAVE DECLINED TELEPHONE SALES PRIVILEGES)

     1. Call 1-866-450-3722 with instructions as to how you wish to receive your funds (mail, wire, electronic transfer). (See "General Policies on Selling Shares -- Verifying Telephone Redemptions" below).

   BY MAIL

     1. Call 1-866-450-3722 to request redemption forms or write a letter of instruction indicating:

        - your Fund and account number

        - amount you wish to redeem

        - address where your check should be sent

        - account owner signature

     2. Mail to: BB&T Funds, P.O. Box 182533, Columbus, OH 43218-2533.

   BY OVERNIGHT SERVICE (SEE "GENERAL POLICIES ON SELLING SHARES -- REDEMPTIONS IN WRITING REQUIRED" BELOW)

     1. See instruction 1 above.

     2. Send to: BB&T Funds, c/o BISYS Fund Services, Attn: T.A. Operations, 3435 Stelzer Road, Columbus, OH 43219.

   WIRE TRANSFER

   You must indicate this option on your application.

   The Fund will charge a $7 wire transfer fee for each wire transfer request. As of the date of this Prospectus, BB&T Funds has waived the $7 wire transfer fee. This waiver is voluntary and may be discontinued at any time. Note: Your financial institution may also charge a separate fee.

   Call 1-866-450-3722 to request a wire transfer.

   If you call by 4 p.m. Eastern time, your payment will normally be wired to your bank on the next business day.

   ELECTRONIC REDEMPTIONS

   Your bank must participate in the Automated Clearing House (ACH) and must be a U.S. bank.

   Your bank may charge for this service.

   Call 1-866-450-3722 to request an electronic redemption.

   If you call by 4 p.m. Eastern time, the NAV of your shares will normally be determined on the same day and the proceeds credited within 7 days.

   SHAREHOLDER INFORMATION


   SELLING YOUR SHARES
   CONTINUED



   AUTO WITHDRAWAL PLAN

   You can receive automatic payments from your account on a monthly, quarterly, semi-annual or annual basis. The minimum withdrawal is $25. To activate this feature:

     - Complete the supplemental sign-up form which you may obtain by calling 1-866-450-3722.

     - Include a voided personal check.

     - Your account must have a value of $5,000 or more to start withdrawals.

     - If the value of your account falls below $1,000, you may be asked to add sufficient funds to bring the account back to $1,000, or the Fund may close your account and mail the proceeds to you.




   GENERAL POLICIES ON SELLING SHARES

   REDEMPTIONS IN WRITING REQUIRED

   You must request redemption in writing and obtain a signature guarantee if:

     - The check is not being mailed to the address on your account; or

     - The check is not being made payable to the owner(s) of the account; or

     - Your account address has changed within the last ten business days; or

     - The redemption proceeds are being transferred to another Fund account with a different registration; or

     - The redemption proceeds are being wired to bank instructions currently not on your account.

   A signature guarantee can be obtained from a financial institution, such as a bank, broker-dealer, or credit union, or from members of the STAMP (Securities Transfer Agents Medallion Program), MSP (New York Stock Exchange Medallion Signature Program) or SEMP (Stock Exchanges Medallion Program). Members are subject to dollar limitations which must be considered when requesting their guarantee. The Transfer Agent may reject any signature guarantee if it believes the transaction would otherwise be improper.

   VERIFYING TELEPHONE REDEMPTIONS

   The Fund makes every effort to insure that telephone redemptions are only made by authorized shareholders. All telephone calls are recorded for your protection and you will be asked for information to verify your identity. Given these precautions, unless you have specifically indicated on your application that you do not want the telephone redemption feature, you may be responsible for any fraudulent telephone orders. If appropriate precautions have not been taken, the Transfer Agent may be liable for losses due to unauthorized transactions.

   REDEMPTIONS WITHIN 15 DAYS OF INITIAL INVESTMENT

   When you have made your initial investment by check, the proceeds of your redemption may be held up to 15 business days until the Transfer Agent is satisfied that the check has cleared. You can avoid this delay by purchasing shares with a certified check.

   REDEMPTION FEES

   The BB&T Funds will assess a redemption fee of 2.00% of the total redemption amount if you sell your shares (of any class) after holding them for less than 7 calendar days subject to certain exceptions or limitations described below. The redemption fee is paid directly to the BB&T Funds and is designed to offset brokerage commissions, market impact and other costs associated with short-term trading of Fund shares. For purposes of determining whether the redemption fee applies, the shares that were held the longest will be redeemed first. This redemption fee is in addition to any contingent deferred sales charges that may be applicable at the time of sale. Although the BB&T Funds will

   SHAREHOLDER INFORMATION


   GENERAL POLICIES ON SELLING SHARES
   CONTINUED



   attempt to assess the redemption fee on applicable redemptions, there can be no guarantee that the Funds will be successful in doing so, including instances when omnibus accounts or retirement plans will not or cannot collect the redemption fee from their underlying accounts. Further, the Funds will not apply the redemption fee to certain types of redemptions that do not indicate market timing strategies, such as redemptions of shares through automatic non-discretionary rebalancing programs or systematic withdrawal plans, redemptions requested within 7 calendar days following the death or disability of the shareholder (or, if a trust, its beneficiary), redemptions requested pursuant to minimum required distributions from retirement plans or redemptions initiated by the Funds. If you reinvest a dividend or capital gain and purchase more shares (in the same fund) those shares will not be subject to the redemption fee upon the sale of those shares or the exchange of those shares for shares of another fund.

   REFUSAL OF REDEMPTION REQUEST

   Payment for shares may be delayed under extraordinary circumstances or as permitted by the Securities and Exchange Commission in order to protect remaining shareholders.

   REDEMPTION IN KIND

   The Fund reserves the right to make payment in securities rather than cash, known as "redemption in kind." This could occur under extraordinary circumstances, such as a very large redemption that could affect Fund operations (for example, more than 1% of the Fund's net assets). If the Fund deems it advisable for the benefit of all shareholders, redemption in kind will consist of securities equal in market value to your shares. When you convert these securities to cash, you will pay brokerage charges.

   UNDELIVERABLE DISTRIBUTION CHECKS

   For any shareholder who chooses to receive distributions in cash:

   If distribution checks (1) are returned and marked as "undeliverable" or (2) remain uncashed for six months, your account will be changed automatically so that all future distributions are reinvested in your account. Checks that remain uncashed for six months will be canceled and the money reinvested in the Fund at the current NAV.



   MARKET TIMING

   Excessive short-term trading or other abusive trading practices may disrupt portfolio management strategies and hurt Fund performance. Such practices may dilute the value of Fund shares, interfere with the efficient management of a Fund's investments, and increase brokerage and administrative costs. To prevent disruption in the management of the Fund due to market timing strategies, we have adopted certain policies and procedures. To deter market timing, the Fund imposes redemption fees on shares sold within seven calendar days of purchase. The redemption fees are in addition to any applicable contingent deferred sales charges. Because money market funds are designed to accommodate frequent trading, the redemption fee will not be assessed on sales of shares or exchanges out of the money market funds. Redemption fees are also not charged on specified types of redemptions that do not indicate market timing strategies, such as redemptions of shares through automatic non-discretionary rebalancing programs or systematic withdrawal plans. Further exceptions and information are found in this prospectus under "Shareholder Information -- Redemption Fees."

   We also reserve the right to close any account in which we have identified a pattern of excessive or abusive trading.

   We cannot guarantee that we will detect every market timer due to the limitations inherent in our technological systems. In addition, although we will attempt to assess the redemption fee on all applicable redemptions, we cannot guarantee that we will succeed in doing so. For example, certain omnibus accounts or retirement plans may be unable or unwilling to collect the redemption fee from their underlying accounts. These types of accounts generally include multiple investors and typically provide the Fund with a net purchase or redemption request on any given day where purchasers of Fund shares and redeemers of Fund shares are netted against one another and the identity of individual

   SHAREHOLDER INFORMATION





   MARKET TIMING
   CONTINUED



   purchasers and redeemers whose orders are aggregated are not known by the Fund. The netting effect often makes it more difficult to apply redemption fees and to identify market timing activity.

   We will apply our policies and procedures consistently to all fund shareholders. We reserve the right to modify our policies and procedures at any time without prior notice as we deem in our sole discretion to be in the best interests of fund shareholders, or to comply with state or Federal legal requirements.

   SHAREHOLDER INFORMATION




   DIVIDENDS, DISTRIBUTIONS AND TAXES

   Please consult your tax adviser regarding your specific questions about federal, state and local income taxes. Below we have summarized some important tax issues that affect the Funds and their shareholders. This summary is based on current tax laws, which may change.

   The Fund expects to distribute substantially all of its investment income and capital gains at least annually. Generally, for federal income tax purposes, Fund distributions of investment income are taxable as ordinary income. Taxes on distributions of capital gains are determined by how long the Fund owned the investments that generated them, rather than how long you have held your shares. Distributions of net capital gains (that is, the excess of net long-term capital gains over net short-term capital losses) from the sale of investments that the Fund owned for more than one year and that are properly designated by the Fund as capital gain dividends ("Capital Gain Dividends") will be taxable as long term capital gains. Distributions of gains from the sale of investments that the Fund owned for one year or less will be taxable as ordinary income. For taxable years beginning before January 1, 2009, distributions of investment income designated by the Fund as derived from "qualified dividend income" will be taxed at the rates applicable to long-term capital gains, provided holding period and other requirements are met at both the Shareholder and Fund level. Long-term capital gains rates applicable to individuals have been temporarily reduced to 15%, with lower rates applicable to taxpayers in the 10% and 15% rates, through December 31, 2008. Distributions are taxable whether you receive them in cash or reinvest them in additional shares. Distributions are also taxable to you even if they are paid from income or gains earned by the Fund before your investment (and thus were included in the price you paid).

   A Fund's investments in foreign securities may be subject to foreign withholding and other taxes. In that case, a Fund's yield on those securities would be decreased. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes. Shareholders may not be entitled to claim a credit or deduction with respect to foreign taxes. In addition, a Fund's investments in foreign securities or foreign currencies may increase or accelerate a Fund's recognition of ordinary income and may affect the timing or amount of a Fund's distributions.

   Any gain resulting from the sale or exchange of your Fund Shares (even if the income from which is tax exempt) will generally be subject to tax as capital gains. You should consult your tax adviser for more information on your own tax situation, including possible state and local taxes.

   BB&T Funds will send you a statement each year showing the tax status of all your distributions.

   - For the Fund the dividends and short-term capital gains that you receive are considered ordinary income for tax purposes.

   - Any distributions of net long-term capital gains by a Fund are taxable to you as long-term capital gains for tax purposes, no matter how long you've owned shares in the Fund.

   - Generally, the Fund's Adviser does not consider taxes when deciding to buy or sell securities. Capital gains are realized from time to time as by-products of ordinary investment activities. Distributions may vary considerably from year to year.

   - If you sell or exchange shares, any gain or loss you have is a taxable event. This means that you may have a capital gain to report as income, or a capital loss to report as a deduction, when you complete your federal income tax return.

   - Distributions of dividends or capital gains, and capital gains or losses from your sale or exchange of Fund shares, may be subject to state and local income taxes as well.

   SPECIAL CONSIDERATIONS FOR NON-U.S. SHAREHOLDERS

   Capital Gain Dividends will not be subject to withholding. In general, dividends (other than Capital Gain Dividends) paid to a shareholder that is not a "U.S. person" within the meaning of the Code (such shareholder, a "foreign person") are subject to withholding of U.S. federal income tax at a rate of 30% (or lower applicable treaty rate). However, effective for taxable years of a Fund beginning before January 1, 2008, the Fund generally will not be required to withhold any amounts with respect to distributions of (i) U.S.-source interest income that, in general, would not be subject to U.S. federal income tax if earned directly by an individual foreign person, and
   (ii) net short-term capital gains in excess of net long-term capital losses, in each case to the extent such distributions are properly designated by the Fund. The Fund has not determined whether it will make such designations.

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   SHAREHOLDER INFORMATION




   DIVIDENDS, DISTRIBUTIONS AND TAXES
   CONTINUED



   The tax information in this prospectus is provided as general information and will not apply to you if you are investing through a tax-deferred account such as an IRA or a qualified employee benefit plan. (Non-U.S. investors may be subject to U.S. withholding and estate tax.)

   MORE INFORMATION ABOUT TAXES IS IN OUR SAI.



   ADDITIONAL INFORMATION ABOUT THE FUND

   FAIR VALUE PRICING POLICIES

   The Fund will fair value price its securities when market quotations are not readily available. Generally, this would include securities for which trading has been halted, securities whose value has been materially affected by the occurrence of a significant event (as defined below), securities whose price has become stale (i.e., the market price has remained unchanged for five business days), and other securities where a market price is not available from either a national pricing service or a broker. In addition, the Pricing Committee will review exception priced securities (i.e., securities for which the market value is provided by a quote from a single broker rather than a national pricing service) on a quarterly basis. In these situations, the Fund's Pricing Committee will employ certain Board-approved methodologies to determine a fair value for the securities. Fair valuations will be reviewed by the Board of Trustees on a quarterly basis. Fair value pricing should result in a more accurate determination of the Fund's net asset value price, which should eliminate the potential for arbitrage in the Fund.

   A "significant event" is one that occurred prior to the Fund's valuation time, is not reflected in the most recent market price of a security, and materially affects the value of a security. Generally, such "significant events" relate to developments in foreign securities that occur after the close of trading in their respective markets. The Fund's accounting agent may obtain fair value prices of foreign securities through utilization of a Fair Value Pricing Service previously approved by the Board where a movement in the U.S. equities market is sufficiently large to constitute a trigger established by the Pricing Committee.

   DISCLOSURE OF PORTFOLIO HOLDINGS

   Information regarding the Fund's policies and procedures regarding the disclosure of portfolio holdings is contained in our Statement of Additional Information.

   INVESTMENT IN EXCHANGE-TRADED FUNDS
   The Fund may invest in index-based exchange-traded funds, such as iShares(R) Trust and iShares(R), Inc. ("iShares(R)*").

   * iShares(R) is a registered trademark of Barclays Global Investors, N.A. ("BGI"). Neither BGI nor the iShares(R) Funds make any representations regarding the advisability of investing in an iShares(R) fund.

   iShares(R) is a registered investment company unaffiliated with the Fund that offers several series of securities, each of which seeks to replicate the performance of a stock market index or a group of stock markets in a particular geographic area. Thus, investment in iShares(R) offers, among other things, an efficient means to achieve diversification to a particular industry that would otherwise only be possible through a series of transactions and numerous holdings. Although similar diversification benefits may be achieved through an investment in another investment company, exchange-traded funds generally offer greater liquidity and lower expenses. Because an exchange-traded fund charges its own fees and expenses, fund shareholders will indirectly bear these costs. The Fund will also incur brokerage commissions and related charges when purchasing shares in an exchange-traded fund in secondary market transactions. Unlike typical investment company shares, which are valued once daily, shares in an exchange-traded fund may be purchased or sold on a listed securities exchange throughout the trading day at market prices that are generally close to net asset value. See "Additional Investment Strategies and Risks" for information regarding the risks associated with investment in an exchange-traded fund.

   SHAREHOLDER INFORMATION




   ADDITIONAL INFORMATION ABOUT THE FUND
   CONTINUED



   Because exchange-traded funds are investment companies, investment in such funds would, absent exemptive relief, be limited under applicable Federal statutory provisions. Those provisions restrict a fund's investment in the shares of another investment company to up to 5% of its assets (which may represent no more than 3% of the securities of such other investment company) and limit aggregate investments in all investment companies to 10% of assets. The Fund may invest in iShares(R) in excess of the statutory limit in reliance on an exemptive order issued to that entity, provided that certain conditions are met.

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   SHAREHOLDER INFORMATION




                       [THIS PAGE INTENTIONALLY LEFT BLANK]

 30
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 [ICON]

 OTHER INFORMATION ABOUT THE FUND



   FINANCIAL HIGHLIGHTS

   Financial information for Sterling Shares of the Sterling Capital Small Cap Value Fund are not presented because Shares of the Fund were not offered prior to the date of this prospectus.

For more information about the Funds, the following documents are available free upon request:

ANNUAL/SEMI-ANNUAL REPORTS (REPORTS):

The Fund's annual and semi-annual reports to shareholders contain additional information on the Fund's investments. In the annual report, you will find a discussion of the market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year.

STATEMENT OF ADDITIONAL INFORMATION (SAI):

The SAI provides more detailed information about the Funds, including its operations and investment policies. It is incorporated by reference and is legally considered a part of this prospectus.

   You can get free copies of Reports and the SAI, prospectuses of other members of the BB&T Funds Family, or request other information and discuss your questions about the Fund by contacting a broker or bank that sells the Fund. Or contact the Fund at:

                                   BB&T Funds
                               3435 Stelzer Road
                              Columbus, Ohio 43219
                           Telephone: 1-866-450-3722
                       Internet: http://www.bbtfunds.com*

* The Fund's website is not part of this Prospectus.

You can review the Fund's reports and SAIs at the Public Reference Room of the Securities and Exchange Commission. You can get text-only copies:

   - For a fee, by writing the Public Reference Section of the Commission, Washington, D.C. 20549-6009 or calling 1-800-942-8090.

   - Free from the Commission's Website at http://www.sec.gov.

Investment Company Act file no. 811-06719.